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                                                                   EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT


This Employment Agreement ("Employment Agreement") dated this 21st day of December, 2000 but effective as of September 1, 2000 (the "Effective Date") is made by and between J.D. EDWARDS & COMPANY, a Delaware corporation ("J.D. Edwards") and DAVID SIEBERT ("Siebert").

RECITALS

A. J.D. Edwards is engaged in the business of developing, marketing and supporting enterprise software and supply chain computing solutions.

B. Siebert is currently employed by J.D. Edwards in the position of Group Vice President and J.D. Edwards wishes to retain Siebert in the employment of J.D. Edwards for a period of at least three (3) years from the Effective Date of this Employment Agreement.

It is agreed between J.D. Edwards and Siebert as follows:

1. EMPLOYMENT. J.D. Edwards hereby agrees to employ Siebert to perform the duties and responsibilities set forth in the job description attached as Attachment A to this Employment Agreement together with such other duties and responsibilities as shall be assigned to him from time to time by J.D. Edwards senior management which shall be consistent with Siebert's job description. Siebert accepts such employment with J.D. Edwards upon the terms and conditions of this Employment Agreement and agrees to perform the duties and responsibilities described in this Section in accordance with all policies, procedures, rules and regulations adopted by J.D. Edwards Board of Directors or senior management. During the term of his employment, Siebert agrees to devote his full time and attention, skills and efforts to the performance of his duties and responsibilities on behalf of J.D. Edwards and to maintain and promote the business of J.D. Edwards.

2. TERM. Subject to the terms of Section 6, Termination, Siebert shall be employed by J.D. Edwards for a period of not less than three (3) years commencing on the Effective Date (the "Initial Employment Term").

3.   COMPENSATION.

     3.1 ANNUAL BASE SALARY AND BONUS. Siebert's compensation from September 1, 2000 until April 1, 2001 shall be set at an annual base salary of $200,000 with an annual bonus incentive of up to seventy-five percent (75%) of such base salary based upon the achievement of those certain objectives as determined and approved by the Compensation Committee of the Board of Directors of J.D. Edwards. Compensation for subsequent periods shall be established by a written addendum to this Employment Agreement as approved by the Compensation Committee of J.D. Edwards Board of Directors but in no event will be less than the annual base salary of $200,000


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          and annual bonus incentive of up to seventy-five percent (75%) of the new base salary based upon the achievement of those certain objectives as determined and approved by the Compensation Committee of the Board of Directors of J.D. Edwards.

     3.2 STAY BONUS. Upon Siebert remaining in the employment of J.D. Edwards for the full three (3) year period of the Initial Employment Term and otherwise complying with the terms hereof or Siebert dying during the Initial Employment Term, Siebert will receive a stay bonus in an amount equal to $200,000. Such stay bonus will be in addition to the annual compensation, annual bonus incentive and other benefits described in this Agreement. The stay bonus will be due and payable within fifteen (15) days after the expiration of the Initial Employment term.

4. EMPLOYEE BENEFITS. Siebert will be eligible to participate in all employee benefits provided by J.D. Edwards to employees, based upon his position and tenure, including the following:

     4.1. HEALTH AND LIFE INSURANCE. J.D. Edwards agrees to provide to Siebert (and his spouse and dependents) coverage under J.D. Edwards group health and life insurance plan, the coverage, terms and benefits of which shall be determined, from time to time, in the sole discretion of J.D. Edwards Board of Directors.

     4.2. PAID TIME OFF. Siebert shall be entitled to the maximum paid time off provided for in J.D. Edwards paid time off policy in effect from time to time.

     4.3. QUALIFIED/NON-QUALIFIED PLAN(S). Siebert shall be entitled to participate in any qualified or non-qualified plan(s) adopted by J.D. Edwards Board of Directors and Siebert fulfills all eligibility requirements under the terms and conditions of such plan. The J.D. Edwards Board of Directors reserves the sole right and discretion to adopt or terminate a plan and to establish all eligibility requirements and other terms and conditions of such plan.

5. SEVERANCE PAY. If Siebert is terminated by J.D. Edwards for Performance or disability, Siebert shall be entitled to receive severance pay in accordance with the standard J.D. Edwards severance pay policy for an employee of Siebert's position and time of service in the amount of one year's then current base salary. If Siebert is terminated by J.D. Edwards for other than Cause, Performance or disability, Siebert shall be entitled to receive, in addition to all other compensation and benefits described herein to the extent not already paid, severance pay in accordance with the standard J.D. Edwards severance pay policy for an employee of Siebert's position and time of service of one year's then current on target earning (annual base salary plus bonus). This severance payment would be made in a one-time, lump sum payment subject to appropriate tax withholding. Notwithstanding the foregoing, however, no severance allowance shall be paid if termination is for Cause or if Siebert voluntarily terminates employment within the Initial Employment Term.

     5.1 COBRA MEDICAL INSURANCE. If Siebert's employment is terminated without Cause, in addition to the severance payment in accordance with Section 5,

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          Siebert and his dependents will be eligible for medical insurance (for himself and his spouse and dependant(s)) under COBRA commencing on the date of his termination for a period of one (1) year in accordance with the standard J.D. Edwards policy at J.D. Edwards sole expense. Siebert and his dependents will be eligible to continue coverage at his cost beyond such date if he should so elect as provided by applicable law.

     5.2 MANAGEMENT CHANGE IN CONTROL PLAN. The J.D. Edwards & Company Management Change in Control Plan Siebert accepted on September 8, 1999 (the "Plan") will remain in full force and effect for the term of this Employment Agreement and will continue thereafter only so long as Siebert remains an employee of J.D. Edwards. Therefore, the J.D. Edwards Board of Directors agrees that it waives all rights under the Plan to remove Siebert as a participant in the Plan, terminate the Plan with respect to Siebert, amend or otherwise modify the Plan in any manner that would be detrimental to Siebert or serve to reduce the Severance Benefits payable to Siebert under the Plan.

     5.3 INDEMNIFICATION AGREEMENT. The parties executed the J.D. Edwards & Company Indemnification Agreement on August 19, 1997 (the "Indemnification Agreement"). The parties recognize that the scope of the indemnification offered to Siebert under the Indemnification Agreement is insufficient. The parties, therefore, agree to work in good faith together to modify the Indemnification Agreement to expand the definition of a "Covered Event", provide for payment of all "Expenses" on an as occurred basis by J.D. Edwards, allow Siebert to retain his own counsel at the expense of J.D. Edwards, and in accordance with the provisions of a letter dated July 31, 2000 from the Law Firm of Ogborn, Summerlin & Ogborn, L.L.C. to Pete Moison, Esq., a copy of which is attached as Exhibit B to this Agreement. The parties agree to complete the agreed to modifications on or before January 31, 2000. In the event the parties cannot agree by such date as to the required changes to the Indemnification Agreement, then the parties shall submit the dispute to a mutually acceptable mediation in the City and County of Denver, Colorado.

     5.4 CONFIDENTIALITY AND NON-SOLICITATION. Siebert acknowledges that he has signed the J.D. Edwards Employee Nondisclosure Agreement effective March 31, 1992 and confirms that he will continue to abide by the obligations contained therein. However, any violation of the Nondisclosure Agreement by Siebert shall not affect Siebert's rights or J.D. Edwards obligations under this Agreement. J.D. Edwards agrees not to withhold or otherwise set off any sums or benefits due to Siebert under this Agreement in the event of a breach of the Nondisclosure Agreement by Siebert.

6. TERMINATION. J.D. Edwards shall have the right to terminate this Employment Agreement prior to its expiration only for "Cause" or "Performance" as set forth below:

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     6.1. TERMINATION FOR CAUSE. For the purposes of this Employment Agreement,
          "Cause" means the following:

          (a) the willful and material breach of duty by Siebert in the course of his employment;

          (b)  the habitual neglect by Siebert of his employment duties;

          (c) the continued incapacity, whether physical or mental, of Siebert to perform his duties, unless waived by J.D. Edwards; or

          (d) Siebert's gross misconduct resulting in material damage to J.D. Edwards.


     6.2 TERMINATION FOR PERFORMANCE. For the purposes of this Employment Agreement, termination for "Performance" shall be as determined by the J.D. Edwards Board of Directors in the good faith exercise of their business judgment.

     6.3 DISPUTE RESOLUTION. Should Siebert dispute whether J.D. Edwards has been reasonable in interpreting "Cause," or "Performance" then in such event Siebert may submit the matter to arbitration. The arbitration proceeding shall be conducted under the applicable rules of the American Arbitration Association and shall be located in Denver, Colorado. If such organization ceases to exist, the arbitration shall be conducted by its successor, or by a similar arbitration organization, at the time a demand for arbitration is made. The decision of the arbitrator shall be final and binding on both parties. Each party shall be responsible for its or his own expenses for the arbitrator's fee, attorney's fees, expert testimony, and for other expenses of presenting its or his case. Other arbitration costs, including fees for records or transcripts, shall be borne equally by the parties.

     6.4 COMPENSATION EARNED PRIOR TO TERMINATION. In the event that J.D. Edwards terminates Siebert for Cause during the Initial Employment Term or any renewal periods, Siebert shall be entitled to the compensation earned prior to the date of termination as provided for in this Employment Agreement computed pro rata up to and including that date including any prorata bonuses accrued or payable for the fiscal year in which Siebert is so terminated and all benefits set forth in Article 4 of this Agreement. Siebert shall be entitled to no further compensation as of the date of termination.

     6.5 RENEWAL. After the Initial Employment Term, this Employment Agreement shall be deemed automatically renewed for successive one (1) year periods without any further act of the J.D. Edwards, unless, not later than thirty (30) days prior to the end of any period, either party provides the other with written notice of intent not to renew.

     6.6 NON-RENEWAL. Any non-renewal of this Employment Agreement shall be treated as a termination of Siebert without Cause and be governed by the provisions of this Employment Agreement applicable to terminations without Cause, including, but not limited, to the payments and benefits due to Siebert under Sections 3, 4 and 5 of this Employment Agreement.

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7.   WAIVER AND RELEASE. Siebert acknowledges and agrees that he is aware of his legal rights concerning his employment with J.D. Edwards. Siebert (for himself and his heirs, legal representatives and assigns) hereby waives, and generally releases J.D. Edwards and all affiliates, officers, directors, employees and agents of J.D. Edwards from, and agrees not to sue J.D. Edwards for, any claims or causes of action, whether known or unknown, which Siebert has or may have against J.D. Edwards. This includes, but is not limited to, any claims or causes of action arising under any federal, state or local laws dealing with employment discrimination (including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Older Workers Benefit Protection Act; the American with Disabilities Act of 1990; the National Labor Relations Act, as amended; the Family Medical Leave Act; and any applicable state or local discrimination provisions) and any claims or causes of action for wrongful discharge relating to Siebert's employment and termination of employment other than for termination for Cause or for Performance which, if any dispute arises between the parties, will be subject to the terms of Section 6.3, Dispute Resolution, above.

8. COOPERATION. The parties hereto agree that, at all times during Siebert's employment, and following termination of his employment, each party shall avoid making any remarks about the other party, which for J.D. Edwards shall include its affiliates, officers, directors, employees and agents that would tend to disparage or injure the reputation of the other party.

9.   MISCELLANEOUS.

     9.1. ASSIGNMENT. Neither J.D. Edwards nor Siebert may assign this Employment Agreement or any of their respective obligations hereunder.

     9.2. NOTICES. Any notice or other communication provided for or required by this Employment Agreement shall be given within (i) three (3) business days after mailing by registered or certified mail, postage prepaid, return receipt requested, (ii) one (1) business day after deposit with a recognized overnight courier (such as Federal Express) or (iii) upon delivery if sent by facsimile transmission or in person in each case to the following address:

          TO J.D. EDWARDS:

          J.D. Edwards & Company
          One Technology Way
          Denver, Colorado 80237
          Attn: Vice President, General Counsel


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          TO SIEBERT:

          David Siebert
          8697 Selly Road
          Parker, CO 80134

          or at such other address or addresses as the J.D. Edwards or Siebert may designate.

     9.3. GOVERNING LAW. This Employment Agreement and each term thereof shall be subject to and governed by the laws of the State of Colorado.

     9.4. SEVERABILITY. If any portion of this Employment Agreement shall be, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and effective unless to do so would clearly violate the present legal and valid intention of the parties hereto.

     9.5. ENTIRE AGREEMENT. This Employment Agreement constitutes the entire agreement between the parties and contains all of the agreements between the parties with respect to the subject matter hereof. This Employment Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof.

     9.6. AMENDMENT. No change or modification of this Employment Agreement shall be valid unless the same shall be in writing and signed by Siebert and a duly authorized officer of J.D. Edwards. No waiver of any provision of this Employment Agreement shall be valid unless in writing and signed by the party or party to be charged.

     9.7 BENEFIT. This Employment Agreement shall be binding upon and inure to the benefit of J.D. Edwards and Siebert and their respective successors, heirs, legal representatives and permitted assigns. This Employment Agreement is hereby executed as of the date set forth above.


J.D. EDWARDS & COMPANY                   SIEBERT

By: /s/ C. EDWARD MCVANEY                By: /s/ DAVID SIEBERT
   ---------------------------------        ---------------------------------
   (Authorized Signature)                        David Siebert
   C. Edward McVaney
   Chairman and CEO



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                             SCHEDULE OF ATTACHMENTS
                                  ATTACHMENT A

                                 Job Description
                                  David Siebert

Job Title: Vice President, World Software and Genesis Groups

Reports to: COO

Basic Purpose: Directs company organizations which support the sale and servicing of World Software to mid-size company (Genesis projects), and the ASP partner alliance groups.


ESSENTIAL DUTIES AND RESPONSIBILITIES:

1. Designs and implements projects resulting in the sale and subsequent customer support of World Software products to small to mid-size companies. Within this objective, staff provides sales, software development, and customer support.

2. Designs ASP partner alliance solutions, through strategic business alliances with partners who provide network and operational support for customers who have purchased company software and have subsequently purchased network support.

3. Directs personnel activities of staff (i.e., hires, trains, appraises, motivates, promotes, etc.)

4. Insures that all World Software sales and support, as well as ASP partner relationships are consistent with the company's short and long-term strategic objectives, and that all activities insure profitability.

Composition of Departments within Span of Control:

The Genesis Sales and Support group (including software development, marketing and support) and the ASP partner alliance group are within the span of control of this position.




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                             SCHEDULE OF ATTACHMENTS
                                  ATTACHMENT A

                                 Job Description
                                  David Siebert

Job Title: Vice President, World Software and Genesis Groups

Reports to: COO

Basic Purpose: Directs company organizations which support the sale and servicing of World Software to mid-size company (Genesis projects), and the ASP partner alliance groups.


ESSENTIAL DUTIES AND RESPONSIBILITIES:

1. Designs and implements projects resulting in the sale and subsequent customer support of World Software products to small to mid-size companies. Within this objective, staff provides sales, software development, and customer support.

2. Designs ASP partner alliance solutions, through strategic business alliances with partners who provide network and operational support for customers who have purchased company software and have subsequently purchased network support.

3. Directs personnel activities of staff (i.e., hires, trains, appraises, motivates, promotes, etc.)

4. Insures that all World Software sales and support, as well as ASP partner relationships are consistent with the company's short and long-term strategic objectives, and that all activities insure profitability.

Composition of Departments within Span of Control:

The Genesis Sales and Support group (including software development, marketing and support) and the ASP partner alliance group are within the span of control of this position.



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ADDITIONAL DUTIES AND RESPONSIBILTIES:

1. Evaluates profitability on an on-going basis, and based on profitability ratios, market changes and demands, and other business needs, will occasionally develop and implement new business strategies to meet company objectives.